EXHIBIT 10.39

Name

Address

October 8, 2019

Subject: Extension of Outstanding Loan Note – Current Balance $xx,xxx

Dear Mr, xxxxxxx,

I am writing to you in relation to your current loan note with Alternus Energy Inc. (f/k/a Power Clouds Inc.) (“ALTN”), to update you on the expected payments for 2019 due under the note and to request an extension.

I have attached the most recent corporate update for the 6 months ended June 30, 2019 which provides a summary of the business, and I also invite you to read more on these items, business performance and other filings we make by visiting the following link http://www.otcmarkets.com/stock/ALTN/disclosure as well as our first SEC filing with the Securities and Exchange Commission on Form 10 which was filed on August 13, 2019 which can be found at this link: http://www.sec.gov/Archives/edgar/data/1621499/000147793219004724/0001477932-19-004724-index.htm.

ALTN continues to accrue the 5% annual penalty interest to the outstanding payment balances, in addition to the 2% penalty interest that began accruing April 1, 2018. The 2018 and 2019 accrued interest will be paid by November 5, 2019. Below is a table of the current balance and expected payment amounts as per our records. As outlined in the table below, ALTN shall add an additional 5% penalty on the outstanding balance so that ALTN may extend the Maturity Date of the Note from June 30, 2019 to December 31, 2019. On December 31, 2019, the entire outstanding balance due on the Note shall be paid, which payment shall include all accrued interest and penalties up to December 31, 2019. Should you have any queries with respect to this then please do not hesitate to contact me directly at the email address.

It is reasonable to assume that all future payments scheduled under the note will be made as planned and also that the full repayment of the note amount will be made as planned.

I would like to take this opportunity to thank you for the ongoing support of the business and look forward to a successful future.

Best Regards

Vincent Browne

Chief Executive Officer

Alternus Energy Inc.

The above extension is hereby agreed and accepted by you as the Note Holder:

Signature: _________________________________

Print Name: _______________________________

Alternus Energy Inc. One World Trade Center, Suite 8500, New York, NY, 10007 Tax ID (EIN) 46-4996419 - Nevada Entity Number: E0837352006-2	www.alternusenergy.com info@alternusenergy.com